As filed with the Securities and Exchange Commission on July 9, 2010

Registration No. 333-165891

Securities and Exchange Commission

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIVERSEY, INC.

(Exact name of registrant as specified in its charter)

Delaware	2840	39-1877511
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8310 16th Street

Sturtevant, Wisconsin 53177-0902

(262) 631-4001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott D. Russell

Senior Vice President, General Counsel

and Secretary

Diversey, Inc.

8310 16th Street, P.O. Box 902

Sturtevant, Wisconsin 53177-0902

(262) 631-4001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Elizabeth C. Kitslaar

Edward B. Winslow

Jones Day

77 West Wacker Drive

Chicago, Illinois 60601

(312) 782-3939

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
8.25% Senior Notes due 2019	$400,000,000	100%	$400,000,000	$28,520 (5)
Guarantees of 8.25% Senior Notes due 2019 (3)	—	—	—	— (4)
Total	$400,000,000	100%	$400,000,000	$28,520 (5)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act.
(2)	The registration fee has been calculated in accordance with Rule 457(f)(2) under the Securities Act.
(3)	See the following page for a table of guarantor registrants.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF GUARANTOR REGISTRANTS

Exact name of guarantor as specified in its charter*	State or other jurisdiction of formation	I.R.S. employer identification number
Auto-C, LLC	Delaware	75-3046725
Integrated Sanitation Management, Inc.	Delaware	39-1607363
JDI CEE Holdings, Inc.	Delaware	30-0094481
Diversey Puerto Rico, Inc.	Delaware	03-0390197
Diversey Shareholdings, Inc.	Delaware	03-0390181
Diversey USA Shareholdings, Inc.	Delaware	03-0390190
Professional Shareholdings, Inc.	Delaware	39-1894355
The Butcher Company	Delaware	04-3528500
JDI Holdings, Inc.	Nevada	20-0581978
DuBois International, Inc.	Ohio	31-1220726
JD Polymer, LLC	Wisconsin	39-1953888
JWP Investments, Inc.	Nevada	88-0470726

*	The address for each of the additional registrants is c/o Diversey, Inc., 8310 16th Street, P.O. Box 902, Sturtevant, Wisconsin 53177-0902, telephone: (262) 631-4001. The name and address, including zip code, of the agent for service for each additional registrant is Scott D. Russell, Senior Vice President, General Counsel and Corporate Secretary, Diversey, Inc., 8310 16th Street, P.O. Box 902, Sturtevant, Wisconsin 53177-0902, telephone: (262) 631-4001.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-4 is being filed solely for the purpose of updating the Exhibit Index in Part II of the Registration Statement. This Amendment No. 3 does not modify any provision of the prospectus that forms of a part of the Registration Statement. Accordingly, the prospectus has been omitted from this Amendment No. 3, and this Amendment No. 3 consists only of the facing page, this explanatory note and Part II of the Registration Statement.

PART II

Information Not Required in Prospectus

Item 20.	Indemnification of Directors and Officers.

Delaware

Delaware General Corporation Law

The Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any threatened, pending or completed action by or in the right of the corporation, a corporation also may indemnify any such person for costs actually and reasonably incurred by him in connection with that action’s defense or settlement, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine that the indemnity is proper.

The Delaware General Corporation Law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the Delaware General Corporation Law.

Under the Delaware General Corporation Law, any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

(1)	by a majority vote of the directors who are not parties to the action, suit or proceeding;

(2)	by a committee of directors designated by a majority vote of directors who are not parties to the action, suit or proceeding, even if less than a quorum;

(3)	if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion; or

(4)	by the stockholders.

Diversey, Inc.

The certificate of incorporation of Diversey, Inc. contains no provisions concerning the indemnification of directors and officers. Diversey’s bylaws provide that the corporation will indemnify each person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit or proceeding, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the laws of the State of Delaware against all expenses, liabilities and losses; provided, however, that the corporation will indemnify any such person seeking indemnification in connection with a proceeding initiated by that person only if the proceeding was authorized by the board of directors of Diversey.

Integrated Sanitation Management, Inc.

The certificate of incorporation of Integrated Sanitation Management, Inc. provides that the corporation will indemnify any person who is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of the corporation or of another corporation or enterprise at the request of the corporation to the full extent permitted by the laws of the State of Delaware. The bylaws of Integrated Sanitation Management provide that the corporation will indemnify each person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit or proceeding, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the laws of the State of Delaware against all expenses, liabilities and losses reasonably incurred or suffered by that person; provided, however, that the corporation will indemnify any such person seeking indemnification in connection with a proceeding initiated by that person only if the proceeding was authorized by the board of directors of the corporation.

JDI CEE Holdings, Inc.

The certificate of incorporation of JDI CEE Holdings, Inc. provides that the corporation will indemnify each person who is, was or has agreed to become a director or officer of the corporation, or each such person who is or was serving or who had agreed to serve at the request of the board of directors or an officer of the corporation as an employee or agent of the corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by the Delaware General Corporation Law or any other applicable laws. In addition, the bylaws of JDI CEE Holdings, Inc. permit the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or an officer of the corporation, or is or was serving at the request of the corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Further, the bylaws permit the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or an officer of the corporation, or is or was serving at the request of the corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which the Court of Chancery or the other court shall deem proper.

Notwithstanding the above, the bylaws of JDI CEE Holdings, Inc. provide, except for proceedings to enforce rights to indemnification, the corporation shall not be obligated to indemnify any person in connection with a proceeding initiated by such person unless such proceeding was authorized in advance, or consented to, by the board of directors of JDI CEE Holdings, Inc. Finally, to the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection with that action, suit or proceeding.

Diversey Puerto Rico, Inc.

The indemnification provisions concerning directors and officers in the certificate of incorporation and bylaws of Diversey Puerto Rico, Inc. are identical to those provisions in the certificate of incorporation and bylaws of JDI CEE Holdings, Inc. as described above.

Diversey Shareholdings, Inc.

The indemnification provisions concerning directors and officers in the certificate of incorporation and bylaws of Diversey Shareholdings, Inc. are identical to those provisions in the certificate of incorporation and bylaws of JDI CEE Holdings, Inc. as described above.

Diversey USA Shareholdings, Inc.

The indemnification provisions concerning directors and officers in the certificate of incorporation and bylaws of Diversey USA Shareholdings, Inc. are identical to those provisions in the certificate of incorporation and bylaws of JDI CEE Holdings, Inc. as described above.

Professional Shareholdings, Inc.

The certificate of incorporation of Professional Shareholdings, Inc. contains no provisions concerning the indemnification of directors and officers. Professional Shareholdings’ bylaws provide that the corporation will indemnify each person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit or proceeding, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the laws of the State of Delaware against all expenses, liabilities and losses actually and reasonably incurred by that person in connection with the proceeding; provided, however, that the corporation will indemnify any such person seeking indemnification in connection with a proceeding initiated by that person only if the proceeding was authorized by the board of directors of the corporation.

The Butcher Company

The certificate of incorporation of The Butcher Company contains no provisions concerning the indemnification of directors and officers. The Butcher Company’s bylaws provide that the corporation will indemnify any director or officer against any liabilities, and will advance any reasonable expenses, incurred by him in any proceeding to which he is a party because he is or was a director or officer of the corporation.

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to any standards and restrictions, if any, set forth in a limited liability company’s operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Auto-C, LLC

The operating agreement of Auto-C, LLC provides that the company will indemnify its member, the affiliates of the member and the officers of the company (each an “Indemnified Person”) against any and all losses, claims, damages, expenses, and liabilities that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation, or termination of the company, or the Indemnified Person’s acting as a member under the operating agreement, or the authorized actions of the Indemnified Person in connection with the conduct of the affairs of the company, including, indemnification against negligence, gross negligence, or breach of duty; provided, however, that an Indemnified Person shall not be entitled to indemnification if and to the extent that the liability results from:

(1)	any act or omission of the Indemnified Person that involves actual fraud or willful misconduct; or

(2)	any transaction from which the Indemnified Person derived improper personal benefit.

Nevada

Nevada General Corporation Law

Nevada General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada General Corporation Law also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the paragraphs above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

JDI Holdings, Inc.

The articles of incorporation of JDI Holdings, Inc. contain no provisions concerning the indemnification of directors and officers. The bylaws of JDI Holdings, Inc. provide that the rights of directors and officers of the corporation to indemnification against liabilities, and to advancement or reimbursement of reasonable expenses, incurred in a proceeding to the extent that any director or officer was a party to the proceeding because he is or was a director or officer of the corporation, or while a director or officer of the corporation is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall extend to the fullest extent permitted by Nevada General Corporation Law and other applicable laws as in effect from time to time.

JWP Investments, Inc.

The articles of incorporation of JWP Investments, Inc. contain no provisions concerning the indemnification of directors and officers. The bylaws of JWP Investments permit the corporation, to the full extent permitted by Nevada General Corporation Law, to indemnify its directors and officers against any and all liabilities, and to advance any and all reasonable expenses, incurred by the directors or officers in any proceeding to which any director or officer is a party by reason of the fact that he is or was a director or officer of the corporation.

Ohio

Ohio General Corporation Law

The Ohio General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

Under the Ohio General Corporation Law, a corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent, the court in which the action or suit was brought determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, trustee, officer, employee, member, manager or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the paragraphs above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

DuBois International, Inc.

The certificate of incorporation and regulations of DuBois International, Inc. contain no provisions concerning the indemnification of directors and officers.

Wisconsin

Wisconsin Limited Liability Companies Act

Section 183.0403 of the Wisconsin Limited Liability Companies Act provides that a limited liability company must indemnify or pay the expenses and liabilities of each member or manager incurred with respect to a proceeding if that member or manager was a party to the proceeding in the capacity of a member or manager. A limited liability company’s operating agreement may also alter or provide additional rights to indemnification. Notwithstanding the above, a limited liability company may only indemnify a member or manager for liabilities if the limited liability company determines that those liabilities did not result from the member’s or manager’s breach or failure to perform its duties as required by Wisconsin law or the limited liability company’s operating agreement.

JD Polymer, LLC

Neither the articles of organization nor the memorandum of organization and operating agreement of JD Polymer, LLC contain provisions concerning the indemnification of its members or officers.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

The following exhibits are included as exhibits to this Registration Statement.

Exhibit Number	Exhibit Description
2.1	Investment and Recapitalization Agreement with Form of Stockholders Agreement, dated as of October 7, 2009, by and among JohnsonDiversey Holdings, Inc., CDR Jaguar Investor Company, LLC, SNW Co., Inc. and Commercial Markets Holdco, Inc. (incorporated by reference to Exhibit 2.1 to Diversey, Inc.’s Form 8-K filed with the SEC on October 14, 2009 (the “October 14, 2009 Form 8-K”))

3.1	Certificate of Incorporation of Diversey, Inc. (incorporated by reference as Exhibit 3.1 to the Registration Statement on Form S-4 of Diversey, Inc. filed with the SEC on July 31, 2002 (Reg. No. 333-97427) (the “2002 Form S-4”))

3.2	Certificate of Amendment of the Certificate of Incorporation of Diversey, Inc. (incorporated by reference as Exhibit 3.2 to Diversey, Inc.’s Form 8-K filed with the SEC on March 2, 2010)

3.3	Bylaws of Diversey, Inc. (incorporated by reference as Exhibit 3.20 to the 2002 Form S-4)

3.4	Certificate of Formation of Auto-C, LLC (incorporated by reference as Exhibit 3.2 to the 2002 Form S-4)

3.5	Amended and Restated Operating Agreement of Auto-C, LLC (incorporated by reference as Exhibit 3.21 to the 2002 Form S-4)

3.6	Certificate of Incorporation of Integrated Sanitation Management, Inc. (incorporated by reference as Exhibit 3.7 to the 2002 Form S-4)

3.7	Amended and Restated Bylaws of Integrated Sanitation Management, Inc.*

3.8	Certificate of Incorporation of JDI CEE Holdings, Inc.*

3.9	Amended and Restated Bylaws of JDI CEE Holdings, Inc.*

3.10	Certificate of Incorporation of Diversey Puerto Rico, Inc. (incorporated by reference as Exhibit 3.10 to the 2002 Form S-4)

Exhibit Number	Exhibit Description
3.11	Certificate of Amendment of the Certificate of Incorporation of Diversey Puerto Rico, Inc.*

3.12	Amended and Restated Bylaws of Diversey Puerto Rico, Inc.*

3.13	Certificate of Incorporation of Diversey Shareholdings, Inc. (incorporated by reference as Exhibit 3.11 to the 2002 Form S-4)

3.14	Certificate of Amendment of the Certificate of Incorporation of Diversey Shareholdings, Inc.*

3.15	Amended and Restated Bylaws of Diversey Shareholdings, Inc.*

3.16	Certificate of Incorporation of Diversey USA Shareholdings, Inc. (incorporated by reference as Exhibit 3.14 to the 2002 Form S-4)

3.17	Certificate of Amendment of the Certificate of Incorporation of Diversey USA Shareholdings, Inc.*

3.18	Amended and Restated Bylaws of Diversey USA Shareholdings, Inc.*

3.19	Certificate of Incorporation of Professional Shareholdings, Inc. (incorporated by reference as Exhibit 3.17 to the 2002 Form S-4)

3.20	Amended and Restated Bylaws of Professional Shareholdings, Inc.*

3.21	Certificate of Incorporation of The Butcher Company (incorporated by reference as Exhibit 3.3 to the 2002 Form S-4)

3.22	Bylaws of The Butcher Company (incorporated by reference as Exhibit 3.22 to the 2002 Form S-4)

3.23	Certificate of Incorporation of JDI Holdings, Inc.*

3.24	Bylaws of JDI Holdings, Inc.*

3.25	Articles of Incorporation of DuBois International, Inc. (incorporated by reference as Exhibit 3.6 to the 2002 Form S-4)

3.26	Regulations of DuBois International, Inc. (incorporated by reference as Exhibit 3.25 to the 2002 Form S-4)

3.27	Articles of Organization of JD Polymer, LLC*

3.28	Memorandum of Organization and Operating Agreement of JD Polymer, LLC*

3.29	Articles of Incorporation of JWP Investments, Inc. (incorporated by reference as Exhibit 3.15 to the 2002 Form S-4)

3.30	Bylaws of JWP Investments, Inc. (incorporated by reference as Exhibit 3.33 to the 2002 Form S-4)

4.1	Indenture, dated as of November 24, 2009, among JohnsonDiversey, Inc., the subsidiary guarantors from time to time party thereto and Wilmington Trust FSB, as trustee, relating to the 8.25% senior notes due 2019 of the Company (incorporated by reference as Exhibit 4.3 to Diversey, Inc.’s Form 8-K filed with the SEC on December 1, 2009 (the “December 1, 2009 Form 8-K”))

Exhibit Number	Exhibit Description

4.2	Exchange and Registration Rights Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., the Guarantors named therein and the purchasers party thereto (incorporated by reference as Exhibit 4.4 to the December 1, 2009 Form 8-K)

5.1	Opinion of Jones Day*

5.2	Opinion of Kolesar & Leatham, Chtd.*

5.3	Opinion of Reinhart Boerner Van Deuren s.c.*

10.1	Redemption Agreement, dated as of October 7, 2009, by and among JohnsonDiversey Holdings, Inc., JohnsonDiversey, Inc., Commercial Markets Holdco, Inc., Unilever, N.V., Marga B.V. and Conopco, Inc. (incorporated by reference to Exhibit 10.1 to the October 14, 2009 Form 8-K)

10.2	Amendment No. 1 to the Redemption Agreement, dated November 20, 2009 (incorporated by reference to Exhibit 10.1 to Diversey, Inc.’s Form 8-K filed with the SEC on November 25, 2009)

10.3	Stockholders Agreement, dated as of November 24, 2009, among JohnsonDiversey Holdings, Inc., Commercial Markets Holdco, Inc., SNW Co., Inc., the CD&R Investor Parties and any stockholder of Diversey Holdings, Inc. who becomes a party thereto (incorporated by reference as Exhibit 10.1 to the December 1, 2009 Form 8-K)

10.4	Indemnification Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., JohnsonDiversey Holdings, Inc., the CD&R Investor Parties, Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P., CD&R and Clayton Dubilier & Rice, Inc. (incorporated by reference as Exhibit 10.2 to the December 1, 2009 Form 8-K)

10.5	Indemnification Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., Diversey Holdings, Inc. and Commercial Markets Holdco, Inc. (incorporated by reference as Exhibit 10.3 to the December 1, 2009 Form 8-K)

10.6	Consulting Agreement, dated November 24, 2009, among JohnsonDiversey, Inc., JohnsonDiversey Holdings, Inc. and Clayton Dubilier & Rice, Inc. (incorporated by reference as Exhibit 10.4 to the December 1, 2009 Form 8-K)

10.7	Credit Agreement, dated as of November 24, 2009, among, inter alia, JohnsonDiversey, Inc., as a borrower, JohnsonDiversey Holdings, Inc., the lenders and issuers party thereto, as lenders, Citibank, N.A., as administrative agent, and the other parties thereto (incorporated by reference as Exhibit 10.8 to the December 1, 2009 Form 8-K)

10.8	Guaranty, dated as of November 24, 2009, made by JohnsonDiversey, Inc., JohnsonDiversey Holdings, Inc. and certain of their U.S. subsidiaries in favor of the Guarantied Parties (as defined therein) (incorporated by reference as Exhibit 10.9 to the December 1, 2009 Form 8-K)

10.9	Guaranty, dated as of November 24, 2009, made by certain subsidiaries of JohnsonDiversey, Inc. organized outside of the United States in favor of the Guarantied Parties (as defined therein) (incorporated by reference as Exhibit 10.10 to the December 1, 2009 Form 8-K)

10.10	Pledge and Security Agreement, dated as of November 24, 2009, by the Grantors (as defined therein) in favor of the Principal Agent (as defined therein) (incorporated by reference as Exhibit 10.11 to the December 1, 2009 Form 8-K)

10.11	Asset and Equity Interest Purchase Agreement, dated May 1, 2006, by and among JD Polymer, LLC, JohnsonDiversey Holdings II B.V. and BASF Aktiengesellschaft (incorporated by reference as Exhibit 10.1 to the Quarterly Report on Form 10-Q of Diversey, Inc. filed with the SEC on May 11, 2006 (the “May 11, 2006 Form 10-Q”))

Exhibit Number	Exhibit Description

10.12	First Amendment to Asset and Equity Interest Purchase Agreement, dated as of June 30, 2006, by and among JD Polymer, LLC, JohnsonDiversey Holdings II B.V. and BASF Aktiengesellschaft (incorporated by reference to Exhibit 99.1 to Diversey, Inc.’s Form 8-K filed with the SEC on July 7, 2006)

10.13	Umbrella Agreement in Respect of Professional Products among Unilever N.V., Unilever PLC and JohnsonDiversey, Inc. dated as of October 11, 2007 (incorporated by reference as Exhibit 10.1 to the Quarterly Report on Form 10-Q of Diversey, Inc. filed with the SEC on November 8, 2007 (the “November 8, 2007 Form 10-Q”))***

10.14	Form of Amended and Restated Master Sales Agency Agreement among Unilever N.V., Unilever PLC and JohnsonDiversey, Inc (incorporated by reference as Exhibit 10.2 to the November 8, 2007 Form 10-Q)***

10.15	Form of Master Sub-License Agreement in Respect of Professional Products among Unilever N.V., Unilever PLC and JohnsonDiversey, Inc (incorporated by reference as Exhibit 10.3 to the November 8, 2007 Form 10-Q)***

10.16	Amendment No. 1 to Umbrella Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., Unilever and Unilever PLC (incorporated by reference as Exhibit 10.5 to the December 1, 2009 Form 8-K)

10.17	Amendment No. 1 to Master Sales Agency Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., Unilever and Unilever PLC (incorporated by reference as Exhibit 10.6 to the December 1, 2009 Form 8-K)

10.18	Amendment No. 1 to Master Sub-License Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., Unilever and Unilever PLC (incorporated by reference as Exhibit 10.7 to the December 1, 2009 Form 8-K)

10.19	Lease Amendment, Assignment and Assumption Agreement dated as of May 1, 2006 by and among S.C. Johnson & Son, Inc., JohnsonDiversey, Inc. and JD Polymer, LLC (incorporated by reference as Exhibit 10.1 to the May 11, 2006 Form 10-Q)

10.20	Lease Assignment and Assumption Agreement dated as of May 1, 2006 by and among S.C. Johnson & Son, Inc., Diversey, Inc. and JD Polymer, LLC (incorporated by reference as Exhibit 10.1 to the May 11, 2006 Form 10-Q)

10.21	Amended and Restated Lease Agreement between S.C. Johnson & Son, Inc. and Diversey, Inc., dated as of November 24, 2009 (Waxdale Lease) (incorporated by reference as Exhibit 10.21 to Amendment No. 1 to the Annual Report on Form 10-K of Diversey, Inc. filed with the SEC on July 2, 2010)***

10.22	Amended and Restated Agreement between S.C. Johnson & Son, Inc. and Diversey, Inc., dated as of November 24, 2009 (Brand License Agreement) (incorporated by reference as Exhibit 10.31 to the Annual Report on Form 10-K of Diversey, Inc. filed with the SEC on March 18, 2010 (the “March 18, 2010 Form 10-K”))***

10.23	Amended and Restated Supply Agreement between Diversey, Inc. and S.C. Johnson & Son, Inc., dated as of November 24, 2009 (S.C. Johnson & Son, Inc. as manufacturer) (incorporated by reference as Exhibit 10.32 to the March 18, 2010 Form 10-K)***

10.24	Receivables Sale Agreement dated as of December 10, 2008 between JohnsonDiversey Canada, Inc., as Originator and JWPR Corporation, as Buyer (incorporated by reference as Exhibit 10.18 to the Annual Report on Form 10-K of Diversey, Inc. filed with the SEC on March 27, 2009 (the “March 27, 2009 Form 10-K”))

Exhibit Number	Exhibit Description

10.25	Amended and Restated Receivables Sale Agreement dated as of December 10, 2008 between JohnsonDiversey Canada, Inc., as Originator and JWPR Corporation, as Buyer (incorporated by reference as Exhibit 10.19 to the March 27, 2009 Form 10-K)

10.26	Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, as Seller and Servicer, the Commercial Paper Conduits From Time To Time Party Hereto, as Conduits, Certain Financial Institutions Party Hereto, and The Bank Of Nova Scotia, as a Managing Agent and as the Agent (incorporated by reference as Exhibit 10.20 to the March 27, 2009 Form 10-K)

10.27	Amendment No. 1 to Third Amended and Restated Receivables Purchase Agreement dated July 15, 2009, entered into among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as the sole Conduit, and The Bank of Nova Scotia, as agent and as the sole Financial Institution (in such capacity, the “Financial Institution” and together with the Conduit, the “Purchasers”), agreed and acknowledged by JohnsonDiversey, Inc. (incorporated by reference as Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company filed with the SEC on August 13, 2009 (the “August 13, 2009 10-Q”))

10.28	Amendment No. 2, dated as of August 17, 2009, to the Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as sole Conduit and The Bank of Nova Scotia as Agent and the sole Financial Institution (incorporated by reference as Exhibit 10.37 to the March 27, 2009 Form 10-K)

10.29	Omnibus Consent and Amendment No. 3, dated as of November 24, 2009, to the Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as sole Conduit and The Bank of Nova Scotia as Agent and the sole Financial Institution (incorporated by reference as Exhibit 10.38 to the March 18, 2010 Form 10-K)

10.30	Amendment No. 4, dated as of December 4, 2009, to the Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as sole Conduit and The Bank of Nova Scotia as Agent and the sole Financial Institution (incorporated by reference as Exhibit 10.39 to the March 18, 2010 Form 10-K)

10.31	Deed of Assignment dated July 15, 2009, entered into between JWPR Corporation and JohnsonDiversey UK Limited, agreed and acknowledged by Liberty Street Funding LLC and The Bank of Nova Scotia (incorporated by reference as Exhibit 10.2 to the August 13, 2009 Form 10-Q)

10.32	Deed of Release and Assignment of Trust Property dated July 15, 2009, entered into among JWPR Corporation as buyer, The Bank of Nova Scotia as agent, and JohnsonDiversey UK Limited as Company (incorporated by reference as Exhibit 10.5 to the August 13, 2009 Form 10-Q)

10.33	Receivables Purchase Agreement, dated September 8, 2009, among JDER Limited, as seller, Hannover Funding Company LLC, as purchaser, Norddeutsche Landesbank Girozentrale, as agent, and JohnsonDiversey UK Limited, JohnsonDiversey France S.A.S. and JohnsonDiversey España S.L., as originators and as servicers (incorporated by reference to Exhibit 10.1 to Diversey, Inc.’s Form 8-K filed with the SEC on September 10, 2009 (the “September 10, 2009 Form 8-K”))

10.34	Post Closing Agreement, dated September 8, 2009, to the Receivables Purchase Agreement dated September 8, 2009 among JDER Limited, as seller, Hannover Funding Company LLC, as purchaser, Norddeutsche Landesbank Girozentrale, as agent, and JohnsonDiversey UK Limited, JohnsonDiversey France S.A.S. and JohnsonDiversey España S.L., as originators and as servicers (incorporated by reference as Exhibit 10.43 to the March 18, 2010 Form 10-K)

Exhibit Number	Exhibit Description

10.35	First Amendment, dated November 12, 2009, to the Receivables Purchase Agreement dated September 8, 2009 among JDER Limited, as seller, Hannover Funding Company LLC, as purchaser, Norddeutsche Landesbank Girozentrale, as agent, and JohnsonDiversey UK Limited, JohnsonDiversey France S.A.S. and JohnsonDiversey España S.L., as originators and as servicers (incorporated by reference as Exhibit 10.44 to the March 18, 2010 Form 10-K)

10.36	Omnibus Amendment, dated as of November 24, 2009, to the (i) Receivables Purchase Agreement, dated as of September 8, 2009, (as amended by the Post Closing Agreement dated September 8, 2009, and the First Amendment to Receivables Purchase Agreement dated November 12, 2009), (ii) the Sale Agreements, each dated September 8, 2009, (iii) the Performance Guaranty, dated September 8, 2009 and (iv) the Intercreditor Agreement, dated September 8, 2009, by and among JDER Limited, as the seller, JohnsonDiversey UK Limited, as an originator and a servicer, JohnsonDiversey France S.A.S., as an originator and a servicer, JohnsonDiversey España S.L., as an originator and a servicer, Hannover Funding Company LLC, as the purchaser, Norddeutsche Landesbank Girozentrale, as agent, and acknowledged and agreed to by JohnsonDiversey, Inc., as performance guarantor, Citicorp USA, INC., as original senior credit agent under the Intercreditor Agreement and Citibank, N.A., as administrative agent under the Intercreditor Agreement (incorporated by reference as Exhibit 10.45 to the March 18, 2010 Form 10-K)

10.37	Receivables Sale Agreement, dated September 8, 2009, between JDER Limited, as assignee, and JohnsonDiversey UK Limited, as originator (incorporated by reference to Exhibit 10.2 to the September 10, 2009 Form 8-K)

10.38	French Receivables Sale Agreement, dated September 8, 2009, between JDER Limited, as assignee, and JohnsonDiversey France S.A.S., as the French originator (incorporated by reference to Exhibit 10.3 to the September 10, 2009 Form 8-K)

10.39	Spanish Sale Agreement, dated September 8, 2009, among JohnsonDiversey España S.L., as Spanish originator, JDER Limited and Norddeutsche Landesbank Girozentrale, as agent (incorporated by reference to Exhibit 10.4 to the September 10, 2009 Form 8-K)

10.40	Performance Guaranty Agreement, dated September 8, 2009, by JohnsonDiversey, Inc., as guarantor, in favor of Norddeutsche Landesbank Girozentrale, as agent (incorporated by reference to Exhibit 10.5 to the September 10, 2009 Form 8-K)

10.41	Stock Purchase Agreement by and among JWP Investments, Inc., Sorex Holdings, Ltd. and Whitmire Holdings Inc. dated as of June 9, 2004 (incorporated by reference as Exhibit 2.1 to the Current Report on Form 8-K of the Company filed with the SEC on June 25, 2004)

10.42	Amended and Restated Performance Bonus Opportunity Plan for Key Executives and Officers (incorporated by reference as Exhibit 10.54 to the Annual Report on Form 10-K of Diversey, Inc. filed with the SEC on March 22, 2007 (the “March 22, 2007 Form 10-K”))****

10.43	Long-Term Cash Incentive Plan, Effective as of January 1, 2006 (incorporated by reference as Exhibit 10.56 to the March 22, 2007 Form 10-K)****

10.44	Profit Sharing Plan, effective as of January 1, 2007 (incorporated by reference as Exhibit 10.57 to the March 22, 2007 Form 10-K)****

10.45	Agreement between JohnsonDiversey, Inc. (formerly known as S.C. Johnson Commercial Markets, Inc.) and S. Curtis Johnson III, dated December 6, 2001 (incorporated by reference as Exhibit 10.30 to the 2002 Form S-4)****

10.46	Level I Employment Agreement between JohnsonDiversey, Inc. and Edward F. Lonergan, dated September 15, 2008 (incorporated by reference to Exhibit 10.1 to Diversey, Inc.’s Form 8-K filed with the SEC on September 18, 2008 (the “September 18, 2008 Form 8-K”))****

Exhibit Number	Exhibit Description

10.47	Level I Employment Agreement between JohnsonDiversey, Inc. and Scott D. Russell, dated September 15, 2008 (incorporated by reference to Exhibit 10.3 to the September 18, 2008 Form 8-K)****

10.48	Level I Employment Agreement between JohnsonDiversey, Inc. and Pedro Chidichimo, dated September 15, 2008 (incorporated by reference to Exhibit 10.4 to the September 18, 2008 Form 8-K)****

10.49	Level I Employment Agreement between JohnsonDiversey, Inc and Norman Clubb, dated January 4, 2010 (incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on January 7, 2010) ****

10.50	Employment Agreement between JohnsonDiversey, Inc. (formerly known as S.C. Johnson Commercial Markets, Inc.) and David S. Andersen, dated November 8, 1999 (incorporated by reference as Exhibit 10.36 to the 2002 Form S-4)****

10.51	Form of Level I Employment Agreement provided to certain executive officers of JohnsonDiversey, Inc. (incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q of the Company filed with the SEC on November 6, 2008 (the “November 6, 2008 Form 10-Q”))****

10.52	Form of Level II Employment Agreement provided to certain officers of JohnsonDiversey, Inc. (incorporated by reference to Exhibit 10.7 to the November 6, 2008 Form 10-Q)****

10.53	Form of Level III Employment Agreement provided to certain officers of JohnsonDiversey, Inc. (incorporated by reference to Exhibit 10.8 to the November 6, 2008 Form 10-Q)****

10.54	Separation and Release Agreements between JohnsonDiversey, Inc. and Edward J. Kennedy, both dated November 17, 2008 (incorporated by reference as Exhibit 10.36 to the March 27, 2009 Form 10-K)****

10.55	Separation and Release Agreements between the Company and Joseph F. Smorada, the former Executive Vice President and Chief Financial Officer of the Company and Holdings (incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K, filed with the SEC on January 19, 2010)****

10.56	Stock Incentive Plan and ancillary forms and agreements of Diversey Holdings, Inc., dated as of January 11, 2010 (incorporated by reference as Exhibit 10.69 to the March 18, 2010 Form 10-K)

10.57	Director Stock Incentive Plan and ancillary forms and agreements of Diversey Holdings, Inc., dated as of February 18, 2010 (incorporated by reference as Exhibit 10.70 to the March 18, 2010 Form 10-K)

10.58	Amendment No. 1 to Receivables Sale Agreement dated as of March 25, 2010 made between Diversey, Inc. (f/k/a JohnsonDiversey, Inc.) and JWPR Corporation (incorporated by reference as Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company filed with the SEC on May 13, 2010 (the “May 13, 2010 Form 10-Q”))

10.59	Amendment No. 5 to Third Amended and Restated Receivables Purchase Agreement dated as of March 25, 2010 entered into among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as the sole Conduit, and The Bank of Nova Scotia, as agent and as the sole Financial Institution (incorporated by reference as Exhibit 10.2 to the May 13, 2010 Form 10-Q)

12.1	Statement Regarding Computation of Ratios*

21.1	Subsidiaries of Diversey, Inc.*

23.1	Consent of Ernst & Young LLP**

23.2	Consent of Jones Day (included as part of its opinion filed as Exhibit 5.1 hereto)

23.3	Consent of Kolesar & Leatham, Chtd. (included as part of its opinion filed as Exhibit 5.2 hereto)

23.4	Consent of Reinhart Boerner Van Deuren s.c. (included as part of its opinion filed as Exhibit 5.3 hereto)

24.1	Powers of Attorney*

Exhibit Number	Exhibit Description

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust FSB, on Form T-1*

99.1	Form of Letter of Transmittal*

99.2	Form of Notice of Guaranteed Delivery*

99.3	Form of Instruction to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner*

*	Previously filed.
**	Filed herewith.
***	Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.
****	Management contract or compensatory plan.

(b) Financial Statement Schedules.

Schedule II—Valuation and Qualifying Accounts

Diversey, Inc.

(Dollars in Thousands)

	Balance at Beginning of Year	Charges to Costs and Expenses	Charges to Other Accounts (1)	Deductions (2)	Balance at End of Year
Allowance for Doubtful Accounts
Fiscal Year Ended December 31, 2009	$20,487	$8,684	$1,788	$(10,314)	$20,645
Fiscal Year Ended December 31, 2008	25,646	7,388	(4,570)	(7,977)	20,487
Fiscal Year Ended December 28, 2007	30,648	4,642	3,123	(12,767)	25,646

Tax Valuation Allowance
Fiscal Year Ended December 31, 2009	273,630	42,846	13,898	(71,010)	259,364
Fiscal Year Ended December 31, 2008	250,043	40,153	15,741	(32,307)	273,630
Fiscal Year Ended December 28, 2007	204,668	70,020	(7,027)	(17,618)	250,043

(1)	Includes the effects of changes in currency translation and business acquisitions.
(2)	Represents amounts written off from the allowance for doubtful accounts, net of recoveries, or the release of tax valuation allowances in jurisdictions where a change in facts and circumstances lead to the usage or a change in judgment relating to the usage of net operating loss or tax credit carryforwards.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Diversey, Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturtevant, State of Wisconsin, on July 9, 2010.

DIVERSEY, INC.

By:	/S/ NORMAN CLUBB
Name:	Norman Clubb
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed on July 9, 2010 by the following persons in the capacities indicated.

Signature	Title

/S/ EDWARD F. LONERGAN Edward F. Lonergan	Director, President and Chief Executive Officer (Principal Executive Officer)

/S/ NORMAN CLUBB Norman Clubb	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ P. TODD HERNDON P. Todd Herndon	Vice President and Corporate Controller (Principal Accounting Officer)

* S. Curtis Johnson III	Director and Chairman

* James G. Berges	Director

* Todd C. Brown	Director

* Robert M. Howe	Director

* George K. Jaquette	Director

* Helen P. Johnson-Leipold	Director

* Philip W. Knisely	Director

* Richard C. Levin	Director

Signature	Title

* Clifton D. Louis	Director

* Richard J. Schnall	Director

*By:	/S/ NORMAN CLUBB
Norman Clubb Attorney-in-Fact

Auto-C, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturtevant, State of Wisconsin, on July 9, 2010.

AUTO-C, LLC

By:	*
Name:	David S. Andersen
Title:	Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed on July 9, 2010 by the following persons in the capacities indicated.

Signature		Title

* David S. Andersen		Vice President (Principal Executive Officer)

* Jeffrey M. Haufschild		Assistant Treasurer (Principal Financial Officer and Principal Accounting Officer)

DIVERSEY, INC.		Member

By:	/S/ SCOTT D. RUSSELL
Scott D. Russell
Senior Vice President, General Counsel and Secretary

*By:	/S/ SCOTT D. RUSSELL
Scott D. Russell
Attorney-in-Fact

Integrated Sanitation Management, Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturtevant, State of Wisconsin, on July 9, 2010.

INTEGRATED SANITATION MANAGEMENT, INC.

By:	/S/ SCOTT D. RUSSELL
Name:	Scott D. Russell
Title:	President and Director

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed on July 9, 2010 by the following persons in the capacities indicated.

Signature	Title

/S/ SCOTT D. RUSSELL Scott D. Russell	President and Director (Principal Executive Officer)

* Andrew J. Warren	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* David C. Quast	Vice President, Secretary and Director

*By:	/S/ SCOTT D. RUSSELL
Scott D. Russell
Attorney-in-Fact

JDI CEE Holdings, Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturtevant, State of Wisconsin, on July 9, 2010.

JDI CEE HOLDINGS, INC.

By:	/S/ SCOTT D. RUSSELL
Name:	Scott D. Russell
Title:	President and Director

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed on July 9, 2010 by the following persons in the capacities indicated.

Signature	Title

/S/ SCOTT D. RUSSELL Scott D. Russell	President and Director (Principal Executive Officer)

* Andrew J. Warren	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* David C. Quast	Secretary and Director

* Lori P. Marin	Director

*By:	/S/ SCOTT D. RUSSELL
Scott D. Russell
Attorney-in-Fact

Diversey Puerto Rico, Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturtevant, State of Wisconsin, on July 9, 2010.

DIVERSEY PUERTO RICO, INC.

By:	/S/ SCOTT D. RUSSELL
Name:	Scott D. Russell
Title:	President and Director

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed on July 9, 2010 by the following persons in the capacities indicated.

Signature	Title

/S/ SCOTT D. RUSSELL Scott D. Russell	President and Director (Principal Executive Officer)

* Andrew J. Warren	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* David C. Quast	Secretary and Director

*By:	/S/ SCOTT D. RUSSELL
Scott D. Russell Attorney-in-Fact

Diversey Shareholdings, Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturtevant, State of Wisconsin, on July 9, 2010.

DIVERSEY SHAREHOLDINGS, INC.

By:	/S/ SCOTT D. RUSSELL
Name:	Scott D. Russell
Title:	President and Director

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed on July 9, 2010 by the following persons in the capacities indicated.

Signature	Title

/S/ SCOTT D. RUSSELL Scott D. Russell	President and Director (Principal Executive Officer)

* Andrew J. Warren	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* David C. Quast	Secretary and Director

*By:	/S/ SCOTT D. RUSSELL
Scott D. Russell
Attorney-in-Fact

Diversey USA Shareholdings, Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturtevant, State of Wisconsin, on July 9, 2010.

DIVERSEY USA SHAREHOLDINGS, INC.

By:	/S/ SCOTT D. RUSSELL
Name:	Scott D. Russell
Title:	President and Director

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed on July 9, 2010 by the following persons in the capacities indicated.

Signature	Title

/S/ SCOTT D. RUSSELL Scott D. Russell	President and Director (Principal Executive Officer)

* Andrew J. Warren	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* David C. Quast	Secretary and Director

*By:	/S/ SCOTT D. RUSSELL
Scott D. Russell Attorney-in-Fact

Professional Shareholdings, Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturtevant, State of Wisconsin, on July 9, 2010.

PROFESSIONAL SHAREHOLDINGS, INC.

By:	/S/ SCOTT D. RUSSELL
Name:	Scott D. Russell
Title:	President and Director

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed on July 9, 2010 by the following persons in the capacities indicated.

Signature	Title

/S/ SCOTT D. RUSSELL Scott D. Russell	President and Director (Principal Executive Officer)

* Andrew J. Warren	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* David C. Quast	Vice President, Secretary and Director

*By:	/S/ SCOTT D. RUSSELL
Scott D. Russell Attorney-in-Fact

The Butcher Company

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturtevant, State of Wisconsin, on July 9, 2010.

THE BUTCHER COMPANY

By:	*
Name:	P. Todd Herndon
Title:	President

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed on July 9, 2010 by the following persons in the capacities indicated.

Signature	Title

* P. Todd Herndon	President (Principal Executive Officer)

* Lori P. Marin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ SCOTT D. RUSSELL Scott D. Russell	Director

*By:	/S/ SCOTT D. RUSSELL
Scott D. Russell Attorney-in-Fact

JDI Holdings, Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturtevant, State of Wisconsin, on July 9, 2010.

JDI HOLDINGS, INC.

By:	*
Name:	William A Uelmen
Title:	President and Director

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed on July 9, 2010 by the following persons in the capacities indicated.

Signature	Title

* William A. Uelmen	President and Director (Principal Executive Officer)

* Jeffrey M. Haufschild	Assistant Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Andrew J. Warren	Vice President, Secretary and Director

*By:	/S/ SCOTT D. RUSSELL
Scott D. Russell Attorney-in-Fact

DuBois International, Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturtevant, State of Wisconsin, on July 9, 2010.

DUBOIS INTERNATIONAL, INC.

By:	*
Name:	Norman Clubb
Title:	President

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed on July 9, 2010 by the following persons in the capacities indicated.

Signature	Title

* Norman Clubb	President (Principal Executive Officer)

* Lori P. Marin	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* David C. Quast	Secretary and Director

* Andrew J. Warren	Assistant Secretary and Director

*By:	/S/ SCOTT D. RUSSELL
Scott D. Russell Attorney-in-Fact

JD Polymer, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturtevant, State of Wisconsin, on July 9, 2010.

JD POLYMER, LLC

By:	/S/ SCOTT D. RUSSELL
Name:	Scott D. Russell
Title:	President

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed on July 9, 2010 by the following persons in the capacities indicated.

Signature		Title

/S/ SCOTT D. RUSSELL Scott D. Russell		President (Principal Executive Officer)

* Lori P. Marin		Treasurer (Principal Financial Officer and Principal Accounting Officer)

DIVERSEY, INC.		Member

By:	/S/ SCOTT D. RUSSELL
Scott D. Russell Senior Vice President, General Counsel and Secretary

*By:	/S/ SCOTT D. RUSSELL
Scott D. Russell Attorney-in-Fact

JWP Investments, Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturtevant, State of Wisconsin, on July 9, 2010.

JWP INVESTMENTS, INC.

By:	*
Name:	William A. Uelmen
Title:	President and Director

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed on July 9, 2010 by the following persons in the capacities indicated.

Signature	Title

* William A. Uelmen	President and Director (Principal Executive Officer)

* Jeffrey M. Haufschild	Treasurer (Principal Financial Officer)

* Ivan S. Farris	Accounting Officer (Principal Accounting Officer)

* David C. Quast	Vice President, Secretary and Director

* David R. Schultz	Vice President and Director

*By:	/S/ SCOTT D. RUSSELL
Scott D. Russell Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Investment and Recapitalization Agreement with Form of Stockholders Agreement, dated as of October 7, 2009, by and among JohnsonDiversey Holdings, Inc., CDR Jaguar Investor Company, LLC, SNW Co., Inc. and Commercial Markets Holdco, Inc. (incorporated by reference to Exhibit 2.1 to Diversey, Inc.’s Form 8-K filed with the SEC on October 14, 2009 (the “October 14, 2009 Form 8-K”))

3.1	Certificate of Incorporation of Diversey, Inc. (incorporated by reference as Exhibit 3.1 to the Registration Statement on Form S-4 of Diversey, Inc. filed with the SEC on July 31, 2002 (Reg. No. 333-97427) (the “2002 Form S-4”))

3.2	Certificate of Amendment of the Certificate of Incorporation of Diversey, Inc. (incorporated by reference as Exhibit 3.2 to Diversey, Inc.’s Form 8-K filed with the SEC on March 2, 2010)

3.3	Bylaws of Diversey, Inc. (incorporated by reference as Exhibit 3.20 to the 2002 Form S-4)

3.4	Certificate of Formation of Auto-C, LLC (incorporated by reference as Exhibit 3.2 to the 2002 Form S-4)

3.5	Amended and Restated Operating Agreement of Auto-C, LLC (incorporated by reference as Exhibit 3.21 to the 2002 Form S-4)

3.6	Certificate of Incorporation of Integrated Sanitation Management, Inc. (incorporated by reference as Exhibit 3.7 to the 2002 Form S-4)

3.7	Amended and Restated Bylaws of Integrated Sanitation Management, Inc.*

3.8	Certificate of Incorporation of JDI CEE Holdings, Inc.*

3.9	Amended and Restated Bylaws of JDI CEE Holdings, Inc.*

3.10	Certificate of Incorporation of Diversey Puerto Rico, Inc. (incorporated by reference as Exhibit 3.10 to the 2002 Form S-4)

3.11	Certificate of Amendment of the Certificate of Incorporation of Diversey Puerto Rico, Inc.*

3.12	Amended and Restated Bylaws of Diversey Puerto Rico, Inc.*

3.13	Certificate of Incorporation of Diversey Shareholdings, Inc. (incorporated by reference as Exhibit 3.11 to the 2002 Form S-4)

3.14	Certificate of Amendment of the Certificate of Incorporation of Diversey Shareholdings, Inc.*

3.15	Amended and Restated Bylaws of Diversey Shareholdings, Inc.*

3.16	Certificate of Incorporation of Diversey USA Shareholdings, Inc. (incorporated by reference as Exhibit 3.14 to the 2002 Form S-4)

3.17	Certificate of Amendment of the Certificate of Incorporation of Diversey USA Shareholdings, Inc.*

3.18	Amended and Restated Bylaws of Diversey USA Shareholdings, Inc.*

3.19	Certificate of Incorporation of Professional Shareholdings, Inc. (incorporated by reference as Exhibit 3.17 to the 2002 Form S-4)

3.20	Amended and Restated Bylaws of Professional Shareholdings, Inc.*

3.21	Certificate of Incorporation of The Butcher Company (incorporated by reference as Exhibit 3.3 to the 2002 Form S-4)

3.22	Bylaws of The Butcher Company (incorporated by reference as Exhibit 3.22 to the 2002 Form S-4)

3.23	Certificate of Incorporation of JDI Holdings, Inc.*

3.24	Bylaws of JDI Holdings, Inc.*

3.25	Articles of Incorporation of DuBois International, Inc. (incorporated by reference as Exhibit 3.6 to the 2002 Form S-4)

3.26	Regulations of DuBois International, Inc. (incorporated by reference as Exhibit 3.25 to the 2002 Form S-4)

3.27	Articles of Organization of JD Polymer, LLC*

3.28	Memorandum of Organization and Operating Agreement of JD Polymer, LLC*

Exhibit Number	Exhibit Description

3.29	Articles of Incorporation of JWP Investments, Inc. (incorporated by reference as Exhibit 3.15 to the 2002 Form S-4)

3.30	Bylaws of JWP Investments, Inc. (incorporated by reference as Exhibit 3.33 to the 2002 Form S-4)

4.1	Indenture, dated as of November 24, 2009, among JohnsonDiversey, Inc., the subsidiary guarantors from time to time party thereto and Wilmington Trust FSB, as trustee, relating to the 8.25% senior notes due 2019 of the Company (incorporated by reference as Exhibit 4.3 to Diversey, Inc.’s Form 8-K filed with the SEC on December 1, 2009 (the “December 1, 2009 Form 8-K”))

4.2	Exchange and Registration Rights Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., the Guarantors named therein and the purchasers party thereto (incorporated by reference as Exhibit 4.4 to the December 1, 2009 Form 8-K)

5.1	Opinion of Jones Day*

5.2	Opinion of Kolesar & Leatham, Chtd.*

5.3	Opinion of Reinhart Boerner Van Deuren s.c.*

10.1	Redemption Agreement, dated as of October 7, 2009, by and among JohnsonDiversey Holdings, Inc., JohnsonDiversey, Inc., Commercial Markets Holdco, Inc., Unilever, N.V., Marga B.V. and Conopco, Inc. (incorporated by reference to Exhibit 10.1 to the October 14, 2009 Form 8-K)

10.2	Amendment No. 1 to the Redemption Agreement, dated November 20, 2009 (incorporated by reference to Exhibit 10.1 to Diversey, Inc.’s Form 8-K filed with the SEC on November 25, 2009)

10.3	Stockholders Agreement, dated as of November 24, 2009, among JohnsonDiversey Holdings, Inc., Commercial Markets Holdco, Inc., SNW Co., Inc., the CD&R Investor Parties and any stockholder of Diversey Holdings, Inc. who becomes a party thereto (incorporated by reference as Exhibit 10.1 to the December 1, 2009 Form 8-K)

10.4	Indemnification Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., JohnsonDiversey Holdings, Inc., the CD&R Investor Parties, Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P., CD&R and Clayton Dubilier & Rice, Inc. (incorporated by reference as Exhibit 10.2 to the December 1, 2009 Form 8-K)

10.5	Indemnification Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., Diversey Holdings, Inc. and Commercial Markets Holdco, Inc. (incorporated by reference as Exhibit 10.3 to the December 1, 2009 Form 8-K)

10.6	Consulting Agreement, dated November 24, 2009, among JohnsonDiversey, Inc., JohnsonDiversey Holdings, Inc. and Clayton Dubilier & Rice, Inc. (incorporated by reference as Exhibit 10.4 to the December 1, 2009 Form 8-K)

10.7	Credit Agreement, dated as of November 24, 2009, among, inter alia, JohnsonDiversey, Inc., as a borrower, JohnsonDiversey Holdings, Inc., the lenders and issuers party thereto, as lenders, Citibank, N.A., as administrative agent, and the other parties thereto (incorporated by reference as Exhibit 10.8 to the December 1, 2009 Form 8-K)

10.8	Guaranty, dated as of November 24, 2009, made by JohnsonDiversey, Inc., JohnsonDiversey Holdings, Inc. and certain of their U.S. subsidiaries in favor of the Guarantied Parties (as defined therein) (incorporated by reference as Exhibit 10.9 to the December 1, 2009 Form 8-K)

10.9	Guaranty, dated as of November 24, 2009, made by certain subsidiaries of JohnsonDiversey, Inc. organized outside of the United States in favor of the Guarantied Parties (as defined therein) (incorporated by reference as Exhibit 10.10 to the December 1, 2009 Form 8-K)

10.10	Pledge and Security Agreement, dated as of November 24, 2009, by the Grantors (as defined therein) in favor of the Principal Agent (as defined therein) (incorporated by reference as Exhibit 10.11 to the December 1, 2009 Form 8-K)

10.11	Asset and Equity Interest Purchase Agreement, dated May 1, 2006, by and among JD Polymer, LLC, JohnsonDiversey Holdings II B.V. and BASF Aktiengesellschaft (incorporated by reference as Exhibit 10.1 to the Quarterly Report on Form 10-Q of Diversey, Inc. filed with the SEC on May 11, 2006 (the “May 11, 2006 Form 10-Q”))

10.12	First Amendment to Asset and Equity Interest Purchase Agreement, dated as of June 30, 2006, by and among JD Polymer, LLC, JohnsonDiversey Holdings II B.V. and BASF Aktiengesellschaft (incorporated by reference to Exhibit 99.1 to Diversey, Inc.’s Form 8-K filed with the SEC on July 7, 2006)

Exhibit Number	Exhibit Description

10.13	Umbrella Agreement in Respect of Professional Products among Unilever N.V., Unilever PLC and JohnsonDiversey, Inc. dated as of October 11, 2007 (incorporated by reference as Exhibit 10.1 to the Quarterly Report on Form 10-Q of Diversey, Inc. filed with the SEC on November 8, 2007 (the “November 8, 2007 Form 10-Q”))***

10.14	Form of Amended and Restated Master Sales Agency Agreement among Unilever N.V., Unilever PLC and JohnsonDiversey, Inc (incorporated by reference as Exhibit 10.2 to the November 8, 2007 Form 10-Q)***

10.15	Form of Master Sub-License Agreement in Respect of Professional Products among Unilever N.V., Unilever PLC and JohnsonDiversey, Inc (incorporated by reference as Exhibit 10.3 to the November 8, 2007 Form 10-Q)***

10.16	Amendment No. 1 to Umbrella Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., Unilever and Unilever PLC (incorporated by reference as Exhibit 10.5 to the December 1, 2009 Form 8-K)

10.17	Amendment No. 1 to Master Sales Agency Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., Unilever and Unilever PLC (incorporated by reference as Exhibit 10.6 to the December 1, 2009 Form 8-K)

10.18	Amendment No. 1 to Master Sub-License Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., Unilever and Unilever PLC (incorporated by reference as Exhibit 10.7 to the December 1, 2009 Form 8-K)

10.19	Lease Amendment, Assignment and Assumption Agreement dated as of May 1, 2006 by and among S.C. Johnson & Son, Inc., JohnsonDiversey, Inc. and JD Polymer, LLC (incorporated by reference as Exhibit 10.1 to the May 11, 2006 Form 10-Q)

10.20	Lease Assignment and Assumption Agreement dated as of May 1, 2006 by and among S.C. Johnson & Son, Inc., Diversey, Inc. and JD Polymer, LLC (incorporated by reference as Exhibit 10.1 to the May 11, 2006 Form 10-Q)

10.21	Amended and Restated Lease Agreement between S.C. Johnson & Son, Inc. and Diversey, Inc., dated as of November 24, 2009 (Waxdale Lease) (incorporated by reference as Exhibit 10.21 to Amendment No. 1 to the Annual Report on Form 10-K of Diversey, Inc. filed with the SEC on July 2, 2010)***

10.22	Amended and Restated Agreement between S.C. Johnson & Son, Inc. and Diversey, Inc., dated as of November 24, 2009 (Brand License Agreement) (incorporated by reference as Exhibit 10.31 to the Annual Report on Form 10-K of Diversey, Inc. filed with the SEC on March 18, 2010 (the “March 18, 2010 Form 10-K”))***

10.23	Amended and Restated Supply Agreement between Diversey, Inc. and S.C. Johnson & Son, Inc., dated as of November 24, 2009 (S.C. Johnson & Son, Inc. as manufacturer) (incorporated by reference as Exhibit 10.32 to the March 18, 2010 Form 10-K)***

10.24	Receivables Sale Agreement dated as of December 10, 2008 between JohnsonDiversey Canada, Inc., as Originator and JWPR Corporation, as Buyer (incorporated by reference as Exhibit 10.18 to the Annual Report on Form 10-K of Diversey, Inc. filed with the SEC on March 27, 2009 (the “March 27, 2009 Form 10-K”))

10.25	Amended and Restated Receivables Sale Agreement dated as of December 10, 2008 between JohnsonDiversey Canada, Inc., as Originator and JWPR Corporation, as Buyer (incorporated by reference as Exhibit 10.19 to the March 27, 2009 Form 10-K)

10.26	Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, as Seller and Servicer, the Commercial Paper Conduits From Time To Time Party Hereto, as Conduits, Certain Financial Institutions Party Hereto, and The Bank Of Nova Scotia, as a Managing Agent and as the Agent (incorporated by reference as Exhibit 10.20 to the March 27, 2009 Form 10-K)

10.27	Amendment No. 1 to Third Amended and Restated Receivables Purchase Agreement dated July 15, 2009, entered into among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as the sole Conduit, and The Bank of Nova Scotia, as agent and as the sole Financial Institution (in such capacity, the “Financial Institution” and together with the Conduit, the “Purchasers”), agreed and acknowledged by JohnsonDiversey, Inc. (incorporated by reference as Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company filed with the SEC on August 13, 2009 (the “August 13, 2009 10-Q”))

10.28	Amendment No. 2, dated as of August 17, 2009, to the Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as sole Conduit and The Bank of Nova Scotia as Agent and the sole Financial Institution (incorporated by reference as Exhibit 10.37 to the March 27, 2009 Form 10-K)

Exhibit Number	Exhibit Description

10.29	Omnibus Consent and Amendment No. 3, dated as of November 24, 2009, to the Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as sole Conduit and The Bank of Nova Scotia as Agent and the sole Financial Institution (incorporated by reference as Exhibit 10.38 to the March 18, 2010 Form 10-K)

10.30	Amendment No. 4, dated as of December 4, 2009, to the Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as sole Conduit and The Bank of Nova Scotia as Agent and the sole Financial Institution (incorporated by reference as Exhibit 10.39 to the March 18, 2010 Form 10-K)

10.31	Deed of Assignment dated July 15, 2009, entered into between JWPR Corporation and JohnsonDiversey UK Limited, agreed and acknowledged by Liberty Street Funding LLC and The Bank of Nova Scotia (incorporated by reference as Exhibit 10.2 to the August 13, 2009 Form 10-Q)

10.32	Deed of Release and Assignment of Trust Property dated July 15, 2009, entered into among JWPR Corporation as buyer, The Bank of Nova Scotia as agent, and JohnsonDiversey UK Limited as Company (incorporated by reference as Exhibit 10.5 to the August 13, 2009 Form 10-Q)

10.33	Receivables Purchase Agreement, dated September 8, 2009, among JDER Limited, as seller, Hannover Funding Company LLC, as purchaser, Norddeutsche Landesbank Girozentrale, as agent, and JohnsonDiversey UK Limited, JohnsonDiversey France S.A.S. and JohnsonDiversey España S.L., as originators and as servicers (incorporated by reference to Exhibit 10.1 to Diversey, Inc.’s Form 8-K filed with the SEC on September 10, 2009 (the “September 10, 2009 Form 8-K”))

10.34	Post Closing Agreement, dated September 8, 2009, to the Receivables Purchase Agreement dated September 8, 2009 among JDER Limited, as seller, Hannover Funding Company LLC, as purchaser, Norddeutsche Landesbank Girozentrale, as agent, and JohnsonDiversey UK Limited, JohnsonDiversey France S.A.S. and JohnsonDiversey España S.L., as originators and as servicers (incorporated by reference as Exhibit 10.43 to the March 18, 2010 Form 10-K)

10.35	First Amendment, dated November 12, 2009, to the Receivables Purchase Agreement dated September 8, 2009 among JDER Limited, as seller, Hannover Funding Company LLC, as purchaser, Norddeutsche Landesbank Girozentrale, as agent, and JohnsonDiversey UK Limited, JohnsonDiversey France S.A.S. and JohnsonDiversey España S.L., as originators and as servicers (incorporated by reference as Exhibit 10.44 to the March 18, 2010 Form 10-K)

10.36	Omnibus Amendment, dated as of November 24, 2009, to the (i) Receivables Purchase Agreement, dated as of September 8, 2009, (as amended by the Post Closing Agreement dated September 8, 2009, and the First Amendment to Receivables Purchase Agreement dated November 12, 2009), (ii) the Sale Agreements, each dated September 8, 2009, (iii) the Performance Guaranty, dated September 8, 2009 and (iv) the Intercreditor Agreement, dated September 8, 2009, by and among JDER Limited, as the seller, JohnsonDiversey UK Limited, as an originator and a servicer, JohnsonDiversey France S.A.S., as an originator and a servicer, JohnsonDiversey España S.L., as an originator and a servicer, Hannover Funding Company LLC, as the purchaser, Norddeutsche Landesbank Girozentrale, as agent, and acknowledged and agreed to by JohnsonDiversey, Inc., as performance guarantor, Citicorp USA, INC., as original senior credit agent under the Intercreditor Agreement and Citibank, N.A., as administrative agent under the Intercreditor Agreement (incorporated by reference as Exhibit 10.45 to the March 18, 2010 Form 10-K)

10.37	Receivables Sale Agreement, dated September 8, 2009, between JDER Limited, as assignee, and JohnsonDiversey UK Limited, as originator (incorporated by reference to Exhibit 10.2 to the September 10, 2009 Form 8-K)

10.38	French Receivables Sale Agreement, dated September 8, 2009, between JDER Limited, as assignee, and JohnsonDiversey France S.A.S., as the French originator (incorporated by reference to Exhibit 10.3 to the September 10, 2009 Form 8-K)

10.39	Spanish Sale Agreement, dated September 8, 2009, among JohnsonDiversey España S.L., as Spanish originator, JDER Limited and Norddeutsche Landesbank Girozentrale, as agent (incorporated by reference to Exhibit 10.4 to the September 10, 2009 Form 8-K)

10.40	Performance Guaranty Agreement, dated September 8, 2009, by JohnsonDiversey, Inc., as guarantor, in favor of Norddeutsche Landesbank Girozentrale, as agent (incorporated by reference to Exhibit 10.5 to the September 10, 2009 Form 8-K)

10.41	Stock Purchase Agreement by and among JWP Investments, Inc., Sorex Holdings, Ltd. and Whitmire Holdings Inc. dated as of June 9, 2004 (incorporated by reference as Exhibit 2.1 to the Current Report on Form 8-K of the Company filed with the SEC on June 25, 2004)

Exhibit Number	Exhibit Description

10.42	Amended and Restated Performance Bonus Opportunity Plan for Key Executives and Officers (incorporated by reference as Exhibit 10.54 to the Annual Report on Form 10-K of Diversey, Inc. filed with the SEC on March 22, 2007 (the “March 22, 2007 Form 10-K”))****

10.43	Long-Term Cash Incentive Plan, Effective as of January 1, 2006 (incorporated by reference as Exhibit 10.56 to the March 22, 2007 Form 10-K)****

10.44	Profit Sharing Plan, effective as of January 1, 2007 (incorporated by reference as Exhibit 10.57 to the March 22, 2007 Form 10-K)****

10.45	Agreement between JohnsonDiversey, Inc. (formerly known as S.C. Johnson Commercial Markets, Inc.) and S. Curtis Johnson III, dated December 6, 2001 (incorporated by reference as Exhibit 10.30 to the 2002 Form S-4)****

10.46	Level I Employment Agreement between JohnsonDiversey, Inc. and Edward F. Lonergan, dated September 15, 2008 (incorporated by reference to Exhibit 10.1 to Diversey, Inc.’s Form 8-K filed with the SEC on September 18, 2008 (the “September 18, 2008 Form 8-K”))****

10.47	Level I Employment Agreement between JohnsonDiversey, Inc. and Scott D. Russell, dated September 15, 2008 (incorporated by reference to Exhibit 10.3 to the September 18, 2008 Form 8-K)****

10.48	Level I Employment Agreement between JohnsonDiversey, Inc. and Pedro Chidichimo, dated September 15, 2008 (incorporated by reference to Exhibit 10.4 to the September 18, 2008 Form 8-K)****

10.49	Level I Employment Agreement between JohnsonDiversey, Inc and Norman Clubb, dated January 4, 2010 (incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on January 7, 2010) ****

10.50	Employment Agreement between JohnsonDiversey, Inc. (formerly known as S.C. Johnson Commercial Markets, Inc.) and David S. Andersen, dated November 8, 1999 (incorporated by reference as Exhibit 10.36 to the 2002 Form S-4)****

10.51	Form of Level I Employment Agreement provided to certain executive officers of JohnsonDiversey, Inc. (incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q of the Company filed with the SEC on November 6, 2008 (the “November 6, 2008 Form 10-Q”))****

10.52	Form of Level II Employment Agreement provided to certain officers of JohnsonDiversey, Inc. (incorporated by reference to Exhibit 10.7 to the November 6, 2008 Form 10-Q)****

10.53	Form of Level III Employment Agreement provided to certain officers of JohnsonDiversey, Inc. (incorporated by reference to Exhibit 10.8 to the November 6, 2008 Form 10-Q)****

10.54	Separation and Release Agreements between JohnsonDiversey, Inc. and Edward J. Kennedy, both dated November 17, 2008 (incorporated by reference as Exhibit 10.36 to the March 27, 2009 Form 10-K)****

10.55	Separation and Release Agreements between the Company and Joseph F. Smorada, the former Executive Vice President and Chief Financial Officer of the Company and Holdings (incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K, filed with the SEC on January 19, 2010)****

10.56	Stock Incentive Plan and ancillary forms and agreements of Diversey Holdings, Inc., dated as of January 11, 2010 (incorporated by reference as Exhibit 10.69 to the March 18, 2010 Form 10-K)

10.57	Director Stock Incentive Plan and ancillary forms and agreements of Diversey Holdings, Inc., dated as of February 18, 2010 (incorporated by reference as Exhibit 10.70 to the March 18, 2010 Form 10-K)

10.58	Amendment No. 1 to Receivables Sale Agreement dated as of March 25, 2010 made between Diversey, Inc. (f/k/a JohnsonDiversey, Inc.) and JWPR Corporation (incorporated by reference as Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company filed with the SEC on May 13, 2010 (the “May 13, 2010 Form 10-Q”))

10.59	Amendment No. 5 to Third Amended and Restated Receivables Purchase Agreement dated as of March 25, 2010 entered into among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as the sole Conduit, and The Bank of Nova Scotia, as agent and as the sole Financial Institution (incorporated by reference as Exhibit 10.2 to the May 13, 2010 Form 10-Q)

12.1	Statement Regarding Computation of Ratios*

21.1	Subsidiaries of Diversey, Inc.*

23.1	Consent of Ernst & Young LLP**

23.2	Consent of Jones Day (included as part of its opinion filed as Exhibit 5.1 hereto)

23.3	Consent of Kolesar & Leatham, Chtd. (included as part of its opinion filed as Exhibit 5.2 hereto)

Exhibit Number	Exhibit Description

23.4	Consent of Reinhart Boerner Van Deuren s.c. (included as part of its opinion filed as Exhibit 5.3 hereto)

24.1	Powers of Attorney*

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust FSB, on Form T-1*

99.1	Form of Letter of Transmittal*

99.2	Form of Notice of Guaranteed Delivery*

99.3	Form of Instruction to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner*

*	Previously filed.
**	Filed herewith.
***	Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.
****	Management contract or compensatory plan.